Exhibit 32.1



                            Section 906 Certification


I, Richard L. Hannigan, Sr., Chief Executive Officer and President of Voyager Entertainment International, Inc., certify that (i) the to the amended quarterly report on Form 10-QSB/A of Voyager Entertainment International, Inc. for the three months ended September 30, 2005 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-QSB/A Report for said period in all material respects, the financial condition and results of operations of Voyager Entertainment International, Inc.

/s/ Richard L. Hannigan, Sr.                           Dated: December 1, 2005
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Richard L. Hannigan, Sr.
President and Chief Executive Officer